Exhibit 99.1

       Friendly Ice Cream Corporation Reports Third Quarter 2004 Results

     WILBRAHAM, Mass.--(BUSINESS WIRE)--Oct. 29, 2004--Friendly Ice Cream Corporation (AMEX: FRN) today reported net income for the three months ended September 26, 2004 of $3.6 million, or $0.46 per share, compared to $5.3 million, or $0.70 per share, reported for the three months ended September 28, 2003. Comparable restaurant sales decreased 1.7% for company-operated restaurants and increased 2.7% for franchised restaurants. Including the results of the current quarter, franchise-operated restaurants have reported fourteen consecutive quarters of positive comparable restaurant sales growth.
     Total company revenues for the three months ended September 26, 2004 were $153.1 million as compared to total revenues of $160.4 million for the three months ended September 28, 2003. During the quarter, restaurant revenues declined by $5.3 million compared to the same quarter in the prior year as a result of the re-franchising of eighteen company-operated restaurants over the last fifteen months.
     The net loss for the nine months ended September 26, 2004 was $2.8 million, or $0.37 per share, compared to net income of $6.9 million, or $0.91 per share, reported for the nine months ended September 28, 2003. The 2004 results include $8.2 million in expenses ($5.7 million after-tax or $0.77 per share) for debt retirement and restructuring costs, partially offset by a gain on litigation settlement. Comparable restaurant sales decreased 0.9% for company-operated restaurants and increased 2.7% for franchise restaurants.
     Total company revenues for the nine months ended September 26, 2004 were $431.3 million as compared to total revenues of $444.7 million for the same period in 2003. Year to date, restaurant revenues declined by $13.0 million compared to the same period in the prior year as a result of the re-franchising of eighteen company-operated restaurants over the past fifteen months.
     "Weaker restaurant sales, higher commodity costs and increased competition and discounting in the retail supermarket business impacted third quarter results," stated John L. Cutter, Chief Executive Officer and President of Friendly Ice Cream. "During the third quarter, we opened four new company-operated restaurants and our franchisees opened two new franchise restaurants. We are pleased with the opening sales volumes of these new restaurants. Year-to-date, franchisees have opened six new franchise restaurants."

     Business Segment Results

     In the 2004 third quarter, pre-tax income in the restaurant segment was $8.2 million, or 6.8% of restaurant revenues, compared to $13.7 million, or 10.7% of restaurant revenues, in the third quarter 2003. The decrease in pre-tax income was mainly due to a 1.7% decline in comparable company-operated restaurant sales, the re-franchising of eighteen company restaurants over the past fifteen months, higher commodity costs, increased marketing spending due to timing and pre-opening expenses for four new company-operated restaurants.
     Pre-tax income in the Company's foodservice segment was $2.5 million in the third quarter of 2004 compared to $4.8 million in the third quarter of 2003. The decrease was mainly due to a decrease in sales to foodservice retail supermarket customers, increased retail promotional allowances and higher commodity costs. Case volume in the Company's retail supermarket business declined by 14.5% for the third quarter of 2004 compared to the third quarter of 2003.
     Pre-tax income in the franchise segment increased in the third quarter of 2004 to $2.4 million from $1.7 million in the third quarter of 2003. The improvement is mainly due to increased royalty revenue from comparable franchised restaurant sales of 2.7% and from the opening of eleven new franchised restaurants and the re-franchising of eighteen restaurants over the past fifteen months. Initial franchise fees were higher than in the same period for the prior year due to the addition of six franchise locations during the current year quarter. Also, increased rental income from leased and sub-leased franchise locations contributed to the revenue growth in the current year quarter.
     Corporate expenses of $10.1 million in the third quarter of 2004 decreased by $2.4 million, or 19%, as compared to the third quarter of 2003 primarily due to lower expenses for interest, corporate bonus and salaries and wages. These decreases were partially offset by higher costs for group insurance, computer equipment rentals and increased legal, accounting and other professional and recruitment fees.

     Debt Retirement Costs

     In the 2004 first quarter, the Company completed the private offering of $175 million aggregate principal amount of 8.375% Senior Notes due 2012. The net proceeds from the offering, together with available cash and borrowings under the Company's revolving credit facility, were used to purchase or redeem the Company's 10.5% Senior Notes due December 1, 2007. In March 2004, $127.8 million of aggregate principal amount of 10.5% Senior Notes were purchased in a cash tender offer and in April 2004, the remaining $48.2 million of 10.5% Senior Notes were redeemed at 103.5% of the principal amount in accordance with the Senior Notes indenture. For the nine months ended September 26, 2004, debt retirement costs of $9.2 million were recorded, consisting of $6.8 million in premium costs and $2.4 million for the write-off of unamortized financing fees in connection with the cash tender offer.

     Investor Conference Call

     An investor conference call to review third quarter 2004 results will be held on Friday, October 29, at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at www.friendlys.com, or go to www.streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.
     Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 530 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 69-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).

     Forward Looking Statements

     Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the expected results and benefits from the Company's remodeling and re-imaging initiatives, restaurant sales trends and the expected results of any newly opened restaurants. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

     -- Financial Statements to follow -


                   Friendly Ice Cream Corporation
                Consolidated Statements of Operations
                --------------------------------------
           (In thousands, except per share and unit data)
                             (unaudited)
                -------------------------------------

                                 Quarter Ended     Nine Months Ended
                              ------------------- -------------------
                               Sep 26,   Sep 28,   Sep 26,   Sep 28,
                                 2004      2003      2004      2003
                              --------- --------- --------- ---------

Restaurant Revenues           $120,436  $127,605  $339,230  $353,775
Foodservice Revenues            29,110    30,174    82,273    83,377
Franchise Revenues               3,509     2,571     9,822     7,536
                              --------- --------- --------- ---------

REVENUES                       153,055   160,350   431,325   444,688

COSTS AND EXPENSES:
  Cost of sales                 57,368    56,561   158,915   157,717
  Labor and benefits            42,990    45,402   125,079   127,326
  Operating expenses            29,997    28,739    82,855    82,784
  General and administrative
   expenses                      9,054    10,710    29,505    30,725
  Restructuring expenses             -         -     2,627         -
  Gain on litigation
   settlement                        -         -    (3,644)        -
  Write-downs of property
   and equipment                     -        26        91        26
  Depreciation and
   amortization                  5,407     5,391    16,583    16,764
Gain on franchise sales of
 restaurant
  operations and properties       (189)        -    (1,102)        -
Loss on disposals of other
 property
  and equipment, net               153        91       661     1,499
                              --------- --------- --------- ---------

OPERATING INCOME                 8,275    13,430    19,755    27,847

OTHER EXPENSES:
Interest expense, net            5,235     6,048    16,667    18,242
Other expenses, principally
 debt
  retirement costs                   -         -     9,235         -
                              --------- --------- --------- ---------

INCOME (LOSS) BEFORE BENEFIT
 FROM
  (PROVISION FOR) INCOME
   TAXES                         3,040     7,382    (6,147)    9,605

Benefit from (provision for)
 income taxes                      563    (2,067)    3,319    (2,689)
                              --------- --------- --------- ---------

NET INCOME (LOSS)               $3,603    $5,315   $(2,828)   $6,916
                              ========= ========= ========= =========


NET INCOME (LOSS) PER SHARE:
  Basic                          $0.47     $0.71    $(0.37)    $0.93
                              ========= ========= ========= =========
  Diluted                        $0.46     $0.70    $(0.37)    $0.91
                              ========= ========= ========= =========

WEIGHTED AVERAGE SHARES:
  Basic                          7,695     7,452     7,611     7,436
                              ========= ========= ========= =========
  Diluted                        7,869     7,606     7,611     7,577
                              ========= ========= ========= =========

NUMBER OF COMPANY UNITS:
Beginning of period                360       382       380       387
Openings                             4         -         4         1
Refranchised closings                -         -       (18)        -
Closings                            (6)       (2)       (8)       (8)
                              --------- --------- --------- ---------
End of period                      358       380       358       380
                              ========= ========= ========= =========

NUMBER OF FRANCHISED UNITS:
Beginning of period                186       162       163       162
Refranchised openings                -         -        18         -
Openings                             2         1         7         3
Closings                            (2)       (2)       (2)       (4)
                              --------- --------- --------- ---------
End of period                      186       161       186       161
                              ========= ========= ========= =========




                   Friendly Ice Cream Corporation
                Consolidated Statements of Operations
                    Percentage of Total Revenues
                ------------------------------------
                             (unaudited)

                                          Quarter       Nine Months
                                           Ended           Ended
                                      --------------- ---------------
                                      Sep 26, Sep 28, Sep 26, Sep 28,
                                        2004    2003    2004    2003
                                      ------- ------- ------- -------

Restaurant Revenues                    78.7 %  79.6 %  78.6 %  79.6 %
Foodservice Revenues                   19.0 %  18.8 %  19.1 %  18.7 %
Franchise Revenues                      2.3 %   1.6 %   2.3 %   1.7 %
                                      ------- ------- ------- -------

REVENUES                              100.0 % 100.0 % 100.0 % 100.0 %

COSTS AND EXPENSES:
  Cost of sales                        37.5 %  35.3 %  36.8 %  35.5 %
  Labor and benefits                   28.1 %  28.3 %  29.0 %  28.6 %
  Operating expenses                   19.6 %  17.9 %  19.2 %  18.6 %
  General and administrative
   expenses                             5.9 %   6.7 %   6.8 %   6.9 %
  Restructuring expenses                   -       -    0.6 %      -
  Gain on litigation settlement            -       -   (0.8)%      -
  Write-downs of property and
   equipment                               -       -       -       -
  Depreciation and amortization         3.5 %   3.4 %   3.8 %   3.8 %
Gain on franchise sales of
 restaurant
  operations and properties            (0.1)%      -   (0.2)%      -
Loss on disposals of other property
  and equipment, net                    0.1 %      -    0.2 %   0.3 %
                                      ------- ------- ------- -------

OPERATING INCOME                        5.4 %   8.4 %   4.6 %   6.3 %

OTHER EXPENSES:
Interest expense, net                   3.4 %   3.8 %   3.9 %   4.1 %
Other expenses, principally debt
  retirement costs                         -       -    2.1 %      -
                                      ------- ------- ------- -------

INCOME (LOSS) BEFORE BENEFIT FROM
  (PROVISION FOR) INCOME TAXES          2.0 %   4.6 %  (1.4)%   2.2 %

Benefit from (provision for) income
 taxes                                  0.4 %  (1.3)%   0.7 %  (0.6)%
                                      ------- ------- ------- -------

NET INCOME (LOSS)                       2.4 %   3.3 %  (0.7)%   1.6 %
                                      ======= ======= ======= =======




                     Friendly Ice Cream Corporation
                 Condensed Consolidated Balance Sheets
                ---------------------------------------
                             (In thousands)


                                                 Sept. 26,    Dec.28,
                                                    2004        2003
                                                ------------ ---------
                                                 (unaudited)


                                 Assets
                             -------------

  Current Assets:
    Cash and cash equivalents                       $17,234   $25,631
    Other current assets                             43,560    37,358
                                                ------------ ---------
  Total Current Assets                               60,794    62,989

  Deferred Income Taxes                               2,030         -

  Property and Equipment, net                       165,536   165,661

  Intangibles and Other Assets, net                  27,849    23,802
                                                ------------ ---------

                                                   $256,209  $252,452
                                                ============ =========


                 Liabilities and Stockholders' Deficit
                --------------------------------------

  Current Liabilities:
    Current maturities of debt, capital
      lease and finance obligations                  $2,714    $2,038
    Other current liabilities                        69,900    63,680
                                                ------------ ---------
  Total Current Liabilities                          72,614    65,718

  Deferred Income Taxes                                   -     1,289

  Capital Lease and Finance Obligations               7,596     5,773

  Long-Term Debt                                    226,034   227,937

  Other Long-Term Liabilities                        49,480    49,761

  Stockholders' Deficit                             (99,515)  (98,026)
                                                ------------ ---------

                                                   $256,209  $252,452
                                                ============ =========



                    Friendly Ice Cream Corporation
                      Selected Segment Reporting
                              Information
                    -------------------------------
                            (in thousands)
                     -----------------------------

                                  For the Three       For the Nine
                                    Months Ended       Months Ended
                                ------------------ -------------------
                                  Sept.    Sept.     Sept.     Sept.
                                  2004     2003      2004      2003
                                ------------------ -------------------
Revenues before elimination of
 intersegment revenues:
Restaurant                      $120,436 $127,605   $339,230 $353,775
Foodservice                       65,088   66,352    182,364  183,311
Franchise                          3,509    2,571      9,822    7,536
                                ------------------ -------------------
Total                           $189,033 $196,528   $531,416 $544,622
                                ================== ===================

Intersegment revenues:
Foodservice                     $(35,978)$(36,178) $(100,091)$(99,934)
                                ================== ===================

Revenues:
Restaurant                      $120,436 $127,605   $339,230 $353,775
Foodservice                       29,110   30,174     82,273   83,377
Franchise                          3,509    2,571      9,822    7,536
                                ------------------ -------------------
Total                           $153,055 $160,350   $431,325 $444,688
                                ================== ===================

EBITDA (1):
Restaurant (2)                   $11,932  $17,308    $32,688  $41,791
Foodservice (2)                    3,323    5,573      9,726   14,020
Franchise (2)                      2,506    1,769      6,909    5,332
Corporate (2)                     (4,084)  (5,539)   (14,211) (15,019)
(Loss) gain on property and
 equipment, net                        5     (264)       300   (1,487)
Restructuring expenses                 -        -     (2,627)       -
Gain on litigation settlement          -        -      3,644        -
Less pension benefit included in
 reporting segments                 (529)    (281)    (1,587)    (851)
                                ------------------ -------------------
Total                            $13,153  $18,566    $34,842  $43,786
                                ================== ===================

Interest expense, net             $5,235   $6,048    $16,667  $18,242
                                ================== ===================

Other expenses, principally debt
 retirement costs                     $-       $-     $9,235       $-
                                ================== ===================

Depreciation and amortization:
Restaurant                        $3,723   $3,648    $11,417  $11,412
Foodservice                          818      770      2,514    2,253
Franchise                             67       39        183      116
Corporate                            799      934      2,469    2,983
                                ------------------ -------------------
Total                             $5,407   $5,391    $16,583  $16,764
                                ================== ===================

Other non-cash expense
 (income):
Write-downs of property and
 equipment                            $-      $26        $91      $26
Net periodic pension benefit        (529)    (281)    (1,587)    (851)
                                ------------------ -------------------
Total                              $(529)   $(255)   $(1,496)   $(825)
                                ================== ===================

Income (loss) before benefit
 from income taxes (2):
Restaurant                        $8,209  $13,660    $21,271  $30,379
Foodservice                        2,505    4,803      7,212   11,767
Franchise                          2,439    1,730      6,726    5,216
Corporate                        (10,118) (12,521)   (33,347) (36,244)
                                ------------------ -------------------
                                   3,035    7,672      1,862   11,118
(Loss) gain on property and
 equipment, net                        5     (290)       209   (1,513)
Restructuring expenses                 -        -     (2,627)       -
Gain on litigation settlement          -        -      3,644        -
Other expenses, principally debt
 retirement costs                      -        -     (9,235)       -
                                ------------------ -------------------
Total                             $3,040   $7,382    $(6,147)  $9,605
                                ================== ===================

Certain amounts have been reclassified to conform with the current period presentation.

(1) EBITDA represents net income (loss) before (i) benefit from (provision for) income taxes, (ii) other expenses, principally debt retirement costs, (iii) interest expense, net, (iv) depreciation and amortization, (v) write-downs of property and equipment, (vi) net periodic pension benefit and (vii) other non-cash items. The Company has included information concerning EBITDA in this schedule and its Form 10-Q because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings
 (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.


     CONTACT: Friendly Ice Cream
              Investment Contact:
              Deborah Burns, 413-543-2400 x3317
              or
              Media Contact:
              Maura Tobias, 413-543-2400 x2814